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                                                                     Exhibit 3.1



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BENTLEY SYSTEMS, INCORPORATED

           THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

           FIRST:  The name of the Corporation is Bentley Systems, Incorporated.

           SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

           THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

           FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Ninety-Two Million One Hundred Eighty-Two Thousand Four Hundred Fifty (92,182,450) shares, consisting of Sixty Million (60,000,000) shares of Class A Voting Common Stock, par value $.01 per share (the "Class A Common Stock"), Thirty Million (30,000,000) shares of Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock"), One Hundred Fifty Thousand (150,000) shares of Senior Class C Common Stock, par value $.01 per share (the "Class C Common Stock") and Four Hundred Eighty Thousand (480,000) shares of Class D Non-Voting Common Stock, par value $.01 per share (the "Class D Common Stock") (collectively, the "Common Stock") and One Million Five Hundred Fifty-Two Thousand Four Hundred Fifty (1,552,450) shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock").

           (A) Class A Common Stock, Class B Common Stock and Class D Common Stock.

           1. Identical Rights and Privileges. Except as otherwise expressly provided in the Certificate of Incorporation or as required by law, all outstanding shares of Class A Common Stock, Class B Common Stock and Class D Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

           2. Voting Rights. The holders of outstanding shares of Class A Common Stock shall have the right to vote on (or, as provided by law, take action by consent with respect to) all matters to be voted on or consented to by the stockholders of the Corporation, and each
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holder shall be entitled to one vote for each share of Class A Common Stock held. Except as otherwise provided by law, the holders of outstanding shares of Class B Common Stock and Class D Common Stock shall not have any right to vote on, or consent with respect to, any matters to be voted on or consented to by the stockholders of the Corporation, and neither the shares of Class B Common Stock nor the shares of Class D Common Stock shall be included in determining the number of shares voting or entitled to vote on any such matters. Except as otherwise provided by law, on any matter on which (a) the holders of Class B Common Stock (but not the holders of Class D Common Stock) have the right to vote, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, (b) the holders of Class D Common Stock (but not the holders of Class B Common Stock) have the right to vote, the holders of Class A Common Stock and Class D Common Stock shall vote together as a single class, and
(c) the holders of Class B Common Stock and Class D Common Stock have the right to vote, the holders of Class A Common Stock, Class B Common Stock and Class D Common Stock shall vote together as a single class.

           3. Conversion.

              (a) Conversion of Common Stock Upon Determination of Board. Upon the determination of the Board of Directors of the Corporation at any time while the Class B Common Stock is outstanding, then, upon ten (10) days written notice of such determination given to each holder of shares of Class A Common Stock and Class B Common Stock, each outstanding share of Class B Common Stock shall be reclassified and converted automatically into one share of Class A Common Stock, without any further action by the Corporation or the stockholders thereof, and such shares of Class B Common Stock shall no longer be deemed to be outstanding, regardless of whether the certificate or certificates representing such shares are surrendered to the Corporation. After there are no longer shares of any class of Common Stock outstanding, other than Class A Common Stock, upon the effectiveness of the filing with the Secretary of State of the State of Delaware, pursuant to Section 151(g) of the Delaware General Corporation Law, as amended, of a certificate stating that no shares of such other classes of Common Stock will be issued, the Class A Common Stock shall be redesignated automatically as "Common Stock," without any further action by the Corporation or the stockholders thereof.

              (b) Conversion of Common Stock Upon Public Offering. Upon the closing of the first underwritten public offering pursuant to an effective registration statement filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale to the public for the account of the Corporation of any Comparable Security (as defined below) (an "IPO"), where no conversion of the Class B Common Stock or Class D Common Stock, as the case may be, has previously occurred, then, without any further action by the Corporation or the stockholders thereof, each issued and outstanding share of Class B Common Stock and Class D Common Stock shall be reclassified and converted automatically into one share of the offered Comparable Security, and such shares of Class B Common Stock and Class D Common Stock shall no longer be deemed to be outstanding, regardless of whether the certificate or certificates representing such shares are surrendered to the Corporation. For the purposes herein, a "Comparable Security" shall mean any class or series of Common Stock of the Corporation (other than, with respect to holders of the Class B Common Stock or Class D Common Stock, shares of the same class as is held by them) which has the same preferences,

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rights, qualifications, limitations and restrictions as the Class A Common Stock in all respects, except that the voting rights of such class or series of Common Stock may differ from the Class A Common Stock.

              (c) Automatic Conversion of Class D Common Stock. Each share of Class D Common Stock (i) with respect to which holders of Class D Common Stock have not exercised their Class D Redemption Rights in accordance with Section
(A)6(a) on or before the expiration of such Class D Redemption Rights, or (ii) which has been sold or transferred by a holder thereof as permitted under applicable law and all other agreements, documents and instruments governing the transfer thereof (except for transfers of Class D Common Stock upon the death of any holder thereof to his or her estate or heirs) shall automatically be converted into Class B Common Stock or, if applicable, into the securities into which the Class B Common Stock have been converted pursuant to Section (A)3(a). Section (A)3(b) or otherwise, on a one-for-one basis; provided, however, that any shares of Class D Common Stock that have not been redeemed by the holders thereof pursuant to Section (A)6(a)(i) shall be subject to the Corporation Class D Redemption Right (defined below) for the period and on the terms specified in Section (A)6(d)(i) prior to being converted into shares of Class B Common Stock.

              (d) Mechanics of Conversion. Before any holder of the Class B Common Stock or the Class D Common Stock converts the same into shares of Class A Common Stock, Class B Common Stock or Comparable Securities, as the case may be, in accordance with the foregoing provisions of this Section (A)3, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class B Common Stock or the Class D Common Stock, as the case may be, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock, Class B Common Stock or Comparable Securities, as the case may be, are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock or Class D Common Stock, as the case may be, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock, Class B Common Stock or Comparable Securities, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Class B Common Stock or Class D Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock, Class B Common Stock or Comparable Securities, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares as of such date. If the conversion of Class D Common Stock is in connection with an IPO, the conversion may, at the option of any holder tendering Class D Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Class B Common Stock upon conversion of such Class D Common Stock shall not be deemed to have converted such Class D Common Stock until immediately prior to the closing of such sale of securities.

              (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation,

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merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (A)3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class B Common Stock and the Class D Common Stock against impairment.

              (f) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Class B Common Stock or the Class D Common Stock, and the number of shares of Class A Common Stock, Class B Common Stock or Comparable Securities, as the case may be, to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Class B Common Stock or Class D Common Stock, as the case may be, the holder is at the time converting into Class A Common Stock, Class B Common Stock or Comparable Securities, as the case may be, and the number of shares of such Class A Common Stock, Class B Common Stock or Comparable Securities issuable upon such aggregate conversion.

           4. Notices. Any notice required by the provisions of this Section (A) to be given to the holders of shares of the Class A Common Stock, Class B Common Stock and Class D Common Stock shall be deemed given if deposited in the U.S. mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

           5. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times use its best efforts to reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock or Class D Common Stock, as the case may be, such number of its shares of Class A Common Stock and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class B Common Stock or the Class D Common Stock, as the case may be, and if at any time the number of authorized but unissued shares of Class A Common Stock and Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock and the Class D Common Stock, as the case may be, in addition to such other remedies as shall be available to the holder of such Class B Common Stock or Class D Common Stock, as the case may be, the Corporation shall take action to increase its authorized but unissued shares of Class A Common Stock and Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

           6. Redemption.

              (a) At the Option of Holders of the Class D Common Stock. The Class D Common Stock is redeemable by any one or more holders of Class D Common Stock in whole or in part (the "Class D Redemption Right") (i) at anytime during the period commencing on the fifth anniversary of the date that any share of Class D Common Stock is first issued (the "Class D Initial Issuance Date") and ending sixty (60) days following the fifth anniversary of the Class D

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Initial Issuance Date, or, if earlier (ii) upon the consummation of (A) an IPO
(as defined in Section (A)3(b)) or (B) a Liquidity Event (as defined in Section
(B)4(e)), where the price per share of the shares of common stock sold in such IPO or Liquidity Event is less than the Class D Redemption Amount per share (as calculated pursuant to Section (A)6(f)) in effect at the time of the IPO or Liquidity Event, as the case maybe. Subject to the other terms and conditions of this Section (A)6, holders of Class D Common Stock may exercise their Class D Redemption Rights by giving written notice in accordance with Sections (A)6(b) or (A)6(c), as the case may be (the "Class D Stockholder Redemption Notice"). At any time when the holders of Class D Common Stock have the right to exercise their Class D Redemption Rights but elect not to or fail to timely elect to exercise such rights, the unexercised Class D Redemption Rights shall immediately expire and all of the shares of Class D Common Stock not redeemed shall be automatically converted into shares of Class B Common Stock in accordance with Section (A)5 above.

              (b) Notice of IPO and Notice of Exercise. The Corporation will provide written notice of a proposed IPO and, if known, the proposed offering price or range of offering prices per share thereof (the "IPO Notice") to holders of Class D Common Stock before or promptly following the Corporation's initial filing of a registration statement with the United States Securities and Exchange Commission pursuant to the Securities Act for the securities to be sold in the proposed IPO. Holders of Class D Common Stock may exercise their Class D Redemption Rights in connection with an IPO only by providing the Class D Stockholder Redemption Notice to the Corporation at its principal office no later than fourteen (14) days after the giving of the IPO Notice. Notwithstanding the timely giving of the Class D Stockholder Redemption Notice in accordance with this Section (A)6(b) or anything else to the contrary contained herein, the Corporation will effect the redemption of the Class D Common Stock in connection with an IPO only upon the consummation of the IPO. If the IPO is not consummated following a timely Class D Stockholder Redemption Notice given in connection therewith, the Class D Redemption Right shall continue in effect as if the Class D Stockholder Redemption Notice had not been given.

              (c) Notice of Liquidity Event and Notice of Exercise. The Corporation shall provide written notice of a Liquidity Event (the "Liquidity Event Notice") in which the consideration is to be paid or distributed to holders of the Class D Common Stock at least ten (10) days prior to the closing of such Liquidity Event. Holders of Class D Common Stock may exercise their Class D Redemption Rights in connection with a Liquidity Event only by providing the Class D Stockholder Redemption Notice to the Corporation at its principal office no later than ten (10) days following the date on which the Corporation gives a Liquidity Event Notice. Notwithstanding the giving of the Class D Stockholder Redemption Notice in accordance with this Section (A)6(c) or anything else to the contrary contained herein, the Corporation will effect the redemption of the Class D Common Stock in connection with a Liquidity Event only upon the consummation of the Liquidity Event. If the Liquidity Event is not consummated following a timely Class D Stockholder Redemption Notice given in connection therewith, the Class D Redemption Right shall continue in effect as if the Class D Stockholder Redemption Notice had not been given.

              (d) At the Option of the Corporation. If the holders of the Class D Common Stock have not exercised their Class D Redemption Rights prior to their expiration pursuant to

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Section (A)6(a)(i), then, for a period of 60 days following such expiration, the
Corporation (on ten (10) days prior written notice (such notice from the Corporation referred to herein as the "Corporation Class D Redemption Notice")) shall have the right to redeem all or any portion of the Class D Common Stock (the "Corporation Class D Redemption Right") for an amount equal to the Corporation Class D Redemption Amount (as calculated pursuant to Section
(A)6(f)) in effect on the date of exercise of the Corporation Class D Redemption Right.

              (e) Payment of the Class D Redemption Amount and Corporation Class D Redemption Amount. If any holder of the Class D Common Stock exercises the Class D Redemption Right within the period prescribed by Section (A)6(a)(i), the Corporation shall pay the Class D Redemption Amount in cash within one hundred eighty (180) days of receiving the Class D Stockholder Redemption Notice. If any holder of the Class D Common Stock exercises the Class D Redemption Right pursuant to Section (A)6(a)(ii) or if the Corporation exercises the Corporation Class D Redemption Right, the Corporation shall pay the Class D Redemption Amount or the Corporation Class D Redemption Amount, as the case may be, in cash within thirty (30) days following the consummation of the IPO, the consummation of the Liquidity Event or the date of such exercise, as the case may be. Pending payment of the Class D Redemption Amount or the Corporation Class D Redemption Amount, as the case may be, the Class D Redemption Amount or the Corporation Class D Redemption Amount shall continue to increase as provided in Section
(A)6(f). Any shares of Class D Common Stock that are redeemed pursuant to this Section (A)6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Class D Common Stock.

              (f) Class D Redemption Amount and Corporation Class D Redemption Amount.

                  (i) Prior to and on August 30, 2002, the "Class D Redemption Amount" of one share of Class D Common Stock shall equal $13.25. Commencing on August 30, 2003, the Class D Redemption Amount shall be increased by an amount equal to 10% of the Class D Redemption Amount on August 30 of the immediately preceding year, with such increase being pro rated on a per diem basis commencing on August 30 of the immediately preceding year with respect to any redemption occurring other than on August 30. For example, the Class D Redemption Amount per share on August 30, 2003 will be $14.575 per share; on June 30, 2004 will be $15.79 per share; and on May 30, 2006 will be $18.96.

                  (ii) Prior to and on September 30, 2002, the "Corporation Class D Redemption Amount" of one share of Class D Common Stock shall equal $17.00 per share. Commencing on September 30, 2003, the Corporation Class D Redemption Amount shall be increased by an amount equal to 10% of the Corporation Class D Redemption Amount on August 30 of the immediately preceding year, with such increase being pro rated on a per diem basis commencing on August 30 of the immediately preceding year with respect to any redemption occurring other than on August 30. For example, the Corporation Class D Redemption Amount per share on October 1, 2006 will be $24.89.

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              (g) Notwithstanding anything to the contrary contained herein, (i)
the Class D Redemption Right and the Corporation Class D Redemption Right shall be subordinate to (A) the Class C Redemption Right and the Stockholder
Redemption Right to the extent such redemption rights are exercised prior to or contemporaneously with the Class D Redemption Right or the Corporation Class D Redemption Right and (B) the rights of any bank or other institution which holds a senior lien position in respect of the Corporation's obligations to repay borrowed money from time to time, and (ii) the Corporation shall not be required to redeem any shares of Class D Common Stock if such redemption would violate
Section 160 of the Delaware General Corporation Law or other applicable law or cause a default or event of default under any of the Corporation's indebtedness for borrowed money. The shares of Class D Common Stock that are not redeemed pursuant to this Section (A)6(g) shall remain outstanding and entitled to all rights and preferences provided herein. In connection with a mandatory redemption by the Corporation upon the exercise of the Class D Redemption Rights by holders of the Class D Common Stock, if the funds of the Corporation legally available for redemption of shares of Class D Common Stock on the redemption date are insufficient to redeem the total number of outstanding shares of Class
D Common Stock, the holders of shares of Class D Common Stock who have exercised their Class D Redemption Rights shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Class D Common Stock, such funds will be used to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

           (B) Class C Common Stock. The Class C Common Stock shall have the rights, preferences, privileges and restrictions as set forth below.

           1. Voting Rights. Except as otherwise provided by law, the holders of outstanding shares of Class C Common Stock shall not have any right to vote on, or consent with respect to, any matters to be voted on or consented to by the stockholders of the Corporation, and the shares of Class C Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. Except as otherwise provided by law, on any matter on which the holders of Class C Common Stock have the right to vote, the holders of Class C Common Stock shall vote as a single class.

           2. Dividend Provisions. If any dividends or distributions are declared on the Class A Common Stock or the Class B Common Stock, the holders of shares of the Class C Common Stock shall participate with holders of shares of Class A Common Stock and Class B Common Stock on a pro rata basis, based on the number of shares of Common Stock held by each (assuming conversion of all such shares of the Class C Common Stock into Class B Common Stock or, if no shares of Class B Common Stock are then outstanding, such class of Common Stock into which the Class B Common Stock has been converted, on the terms set forth herein), in the receipt of such dividends when, as and if declared by the Board of Directors.

           3. Liquidation Preference.

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              (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Class C Common Stock shall be entitled to receive, out of the assets of the Corporation, an amount in cash equal to the greater of (i) the sum of the Class C Redemption Amount (as defined in Section 4) plus the Additional Shares Redemption Amount (as defined in Section 4) or (ii) the amount such holders would be entitled to receive with respect to shares of Class B Common Stock if such holders converted their respective shares of Class C Common Stock into Class B Common Stock in accordance with Section 5 below. Such payment shall be prior and in preference to any distribution of any of the assets of the Corporation to the holders of any class or series of stock of the Corporation other than the Preferred Stock (which Preferred Stock shall have priority over all Common Stock, including without limitation, the Class C Common Stock) by reason of their ownership thereof.

              (b) Upon the completion of the distributions required by Section
(B)3(a) above, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Common Stock (other than Class C Common Stock) pro rata based on the number of shares of Common Stock (other than Class C Common Stock) held by each.

              (c) For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include (without limitation), (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but eluding any merger effected exclusively for the purpose of changing the domicile of the Corporation or any merger of the Corporation with or into a wholly owned subsidiary of the Corporation that does not affect the ownership or the outstanding shares of the Corporation) or (ii) a sale of a majority of the assets of the Corporation.

              (d) The Corporation shall give each holder of record of the Class C Common Stock written notice of a transaction referred to in Section (B)3(c) not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shrill describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Class C Required Holders. "Class C Required Holders" shall mean the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Class C Common Stock; provided however, that such majority shall include the holders of a majority of such shares other than the Insiders, or a person or entity (other than the Insiders) that acquires more than fifty percent (50%) of any of such holders' interest in such Class C Common Stock. "Insiders" shall mean the Bentleys (as defined in Section (B)4(a)) together with
(i) any persons who are employees of the Corporation or any of its subsidiaries on the date such person first acquires shares of Class C Common Stock, (ii) any persons who acquire shares of Class C Common Stock within thirty (30) days of becoming

                                      -8-
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employees of the Corporation or any of its subsidiaries, and (iii) the immediate family members of any persons referred to in subclauses (i) or (ii).

              (e) In the event the requirements of Section (B)3(d) are not complied with, the Corporation shall forthwith either:

                  (i) cause the closing of such transaction to be postponed until such time as the requirements of this Section 3 have been complied with; or

                  (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Class C Common Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section
(B)3(d).

           4. Redemption.

              (a) At the Option of Holders of the Class C Common Stock. The Class C Common Stock is redeemable by any one or more holders of Class C Common Stock in whole or in part from time to time (the "Class C Redemption Right") at any time on or after five (5) years after the date that the Class C Common Stock is first issued (the "Class C Initial Issuance Date"), if the Corporation has not then consummated a Qualified IPO (as defined in Section (B)5(b)) or a Liquidity Event on written notice (the "Class C Stockholder Redemption Notice"), or immediately prior to a Change of Control of the Corporation, at the option of any such holder of the Class C Common Stock for a purchase price equal to the sum of the Class C Redemption Amount (as calculated pursuant to Section 4(f)) and the Additional Shares Redemption Amount (as calculated pursuant to Section 4(g)). "Change of Control" shall mean an event that results in Gregory S. Bentley, Keith A. Bentley, Barry J. Bentley, Raymond P. Bentley and Richard P. Bentley (each, a "Bentley" and collectively, the "Bentleys") and any trusts formed by a Bentley for the benefit of family members ceasing to own or control more than 50% of the voting securities of the Company.

              (b) At the Option of the Corporation. If the Corporation has not then consummated a Qualified IPO or a Liquidity Event, the Corporation (on thirty (30) days (the "Corporation Notice Period") prior written notice (such notice from the Corporation referred to herein as the "Corporation Class C Redemption Notice")) shall have the right to redeem all, or any portion of the Class C Common Stock (the "Corporation Class C Redemption Right") for an amount equal to the sum of the Class C Redemption Amount (as calculated pursuant to Section 4(f)) and the Additional Shares Redemption Amount (as calculated pursuant to Section 4(g)) on or after five (5) years after the Class C Initial Issuance Date.

              (c) Payment of the Class C Redemption Amount. If any holder of the Class C Common Stock exercises the Class C Redemption Right, the Corporation shall pay the Class C Redemption Amount in cash within one hundred eighty (180) days of receiving the Class C Stockholder Redemption Notice plus the Additional Shares Redemption Amount payable in the case of the Additional Shares Redemption Amount, at such holder's option, (A) in cash within one hundred eighty (180) days of receiving the Class C Stockholder Redemption Notice or (B) in Additional Shares, within five (5) days of receiving the Class C Stockholder Redemption Notice.

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The Company shall pay interest on any cash payments under this Section (B)4 accruing from the date, as applicable, on which a holder exercises its Class C Redemption Right or on which the Corporation gives the Corporation Class C Redemption Notice at an interest rate equal to the prime rate of interest of PNC Bank, National Association (the "Prime Rate") as in effect from time to time; provided that if the Corporation fails to pay the Class C Redemption Amount when due, such interest rate shall be the Prime Rate plus 4% (the "Default Rate"). If the Corporation exercises the Corporation Class C Redemption Right, the Corporation shall pay the Class C Redemption Amount in cash within thirty (30) days following the earlier of (i) expiration of the Corporation Notice Period, or (ii) notification from the holders of the Class C Common Stock that they will not convert their Class C Common Stock. Pending payment of the Class C Redemption Amount, the Class C Redemption Amount shall continue to accrue as provided in Section 4(f). If the Corporation exercises the Corporation Class C Redemption Right, at holder's option, the Corporation shall pay the Additional Shares Redemption Amount (A) in cash, within thirty (30) days following the earlier of (i) the expiration of the Corporation Notice Period or (ii) notification from the holders of the Class C Common Stock that they will not convert their Class C Common Stock, or (B) in Additional Shares, within five days following the earlier of (i) the expiration of the Corporation Notice Period or (ii) notification from the holders of the Class C Common Stock that they will not convert their Class C Common Stock. If the Corporation is to pay the Additional Shares Redemption Amount in cash and fails to do so when such payment is due, the Corporation shall pay interest on such overdue Additional Share Redemption Amount at an interest rate equal to the Default Rate. The shares of Class C Common Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Class C Common Stock, such funds shall be used, as soon as available, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. Any shares of Class C Common Stock that are redeemed by the Corporation under this Section 4 shall be redeemed pro rata among all holders of Class C Common Stock. Any shares of Class C Common Stock that are redeemed pursuant to this Section 4 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Class C Common Stock. Notwithstanding the foregoing provisions of this Section (B)4, each time that a holder of Class C Common Stock seeks to exercise the Class C Redemption Right or the Corporation seeks to exercise the Corporation Class C Redemption Right, a copy of the Class C Stockholder Redemption Notice or Corporation Class C Redemption Notice, as applicable, shall be given by the Corporation (promptly upon its receipt or issuance of the applicable notice) to each holder of the Preferred Stock and no redemption of Class C Common Stock shall occur prior to thirty (30) days after such notice is provided to each holder of Preferred Stock. If any holder of Preferred Stock exercises its Stockholder Redemption Right during such thirty
(30) day period, no redemption of Class C Common Stock shall occur until all amounts due to all such exercising holders of Preferred Stock pursuant to Section (C)3 below have been paid in full.

              (d) Additional Obligation and Right of the Corporation. Within forty-five (45) days after the end of each calendar quarter, beginning with the quarter ending March 31, 2001 (the end of each such calendar quarter being the "4(d) Redemption Date"), (i) the

Corporation shall be required to redeem 2.5% of the Class C Redemption Amount as of the end of such quarter in cash for a price equal to 98.9847% of the portion of the Class C Redemption Amount to be redeemed and (ii) the Corporation shall have an option to redeem an amount up to an additional 2.5% of the Class C Redemption Amount as of the end of such quarter in cash for a price equal to 98.9847% of the portion of the Class C Redemption Amount to be redeemed; provided, that no redemption shall be made pursuant to this subsection (B)(4)(d) if on the applicable 4(d) Redemption Date, such redemption is prohibited by the terms of any senior bank debt to which the corporation is a party, without giving effect to any waiver (or amendment in the nature of a waiver) of such bank debt agreements for the non-compliance as of the applicable 4(d) Redemption Date with any of the following provisions of such bank debt agreements: (a) financial covenants or financial ratios; (b) payment defaults to any such bank or (c) requirements for delivery of audited financial statements not subject to a "going concern" qualification. If a redemption does not occur as of the applicable 4(d) Redemption Date, no redemption shall be made with respect to that 4(d) Redemption Date if subsequently a redemption could be made. Failure to effect a redemption on a 4(d) Redemption Date shall not affect the rights and obligations with respect to any subsequent 4(d) Redemption Date.

              (e) Liquidity Event. Upon the closing of a Liquidity Event, each share of Class C Common Stock shall, at the option of the holders of Class C Common Stock either: (i) be converted into Class B Common Stock or, if applicable into the securities into which the Class B Common Stock is converted pursuant to Section (A)4 herein or otherwise (and, with respect to the Additional Shares, at the then applicable Class C Conversion Factor); or (ii) be redeemed in accordance with the terms and conditions set forth in Section 4(a) hereof, whether or not within five (5) years of the Class C Initial Issuance Date. "Liquidity Event" shall mean a sale of all or substantially all of the assets of the Corporation or a merger of the Corporation that, in the case of such merger, results in the Corporation's stockholders immediately prior to such transaction holding less than fifty percent (50%) of the voting power of the surviving, continuing or purchasing entity. The right of holders of Class C Common Stock to receive payments pursuant to clause (ii) of this Section
(B)(4)(e) shall be subordinate to the rights of the holders of Preferred Shares.

              (f) Class C Redemption Amount. During the first year after a share of Class C Common Stock is issued, the Class C Redemption Amount of one such share of Class C Common Stock shall equal $125 per share, less the Class C Redemption Amount per such share, if any, that the Corporation redeemed during such year. After such first year, the Class C Redemption Amount of one share of Class C Common Stock at the end of any calendar quarter (the "Current Calendar Quarter") after such first year shall equal the Class C Redemption Amount of such share at the end of the calendar quarter immediately prior to the Current Calendar Quarter for which the calculation is being made (or, in the case of the first such calculation, the end of such first year) (such amount being the "Prior Class C Redemption Amount"), plus an additional amount equal to 5.7371% of such Prior Class C Redemption Amount (it being understood that if it is necessary to calculate the Class C Redemption Amount at any time other than the end of a calendar quarter, such additional amount shall be pro rated on a per diem basis over such calendar quarter), less the Class C Redemption Amount per share, if any, that the Corporation redeemed during the Current Calendar Quarter.

              (g) Additional Shares Redemption Amount. The "Additional Shares Redemption Amount" for each share of Class C Common Stock shall equal the Appraisal Fair Market Value per share times the number of Additional Shares (calculated pursuant to Section (B)5(a) hereof). "Appraisal Fair Market Value" shall be determined by a disinterested independent qualified appraiser (the "Appraiser") selected by the holder and the Corporation. If the holder and the Corporation are able to agree upon an Appraiser, such Appraiser shall be instructed to prepare a written valuation or appraisal (the "Appraisal") within thirty (30) days after its selection, with the expenses of the first valuation in any given 12 month period to be borne by the Corporation and, thereafter, to be borne equally by the Corporation and the holder. If the holder and the Corporation are not able to agree upon the selection of an Appraiser within a five (5) day period after the occurrence of the event giving rise to the valuation, each of the holder and the Corporation will, within five (5) days after the end of such five (5) day period, select an Appraiser to determine the Appraisal Fair Market Value. If either the holder or the Corporation fails to select an Appraiser within such five (5) days, the Appraiser selected by the other party shall determine the Appraisal Fair Market Value. Each of the Appraisers so selected will be instructed to furnish both the holder and the Corporation with a written appraisal within thirty (30) days of its selection, with the expense of each appraisal to be borne by the party selecting the Appraiser. If the higher of the appraisals is not more than 110% of the lower appraisal, then the Appraised Fair Market Value will be the arithmetic average of the appraisals. If the higher of the appraisals is greater than 110% of the lower appraisal, the Appraisers shall, within ten days after the issuance of their respective reports, select a third Appraiser to determine the Appraised Market Value. The third Appraiser shall furnish a written appraisal within thirty (30) days of its selection, with the expense thereof to be borne equally by the holder and the Corporation. The third appraisal shall be arithmetically averaged with the previous appraisals, and the appraisal furthest from the average of the three appraisals will be disregarded. The arithmetic average of the remaining two appraisals will be the Appraisal Fair Market Value. Each Appraiser engaged to provide an appraisal hereunder will be instructed to (i) include therein a statement of the criteria applied and assumptions made to determine the Appraisal Fair Market Value; (ii) arrive at a single calculation of such fair market value rather than alternative calculations or a range of calculations; and (iii) not attribute a premium or discount based on the fact that (1) the shares being valued constitute a majority or less than a majority of the total issued and outstanding shares of capital stock of the Corporation,
(2) there is no liquid market for the sale and purchase of the shares and (3) the shares are non-voting. Any appraisal not complying with the foregoing shall not constitute an appraisal for the purpose hereof. The failure of an Appraiser to complete an appraisal within thirty (30) days as instructed shall not affect the validity of such Appraiser's appraisal.

           5. Conversion. The holders of the Class C Common Stock shall have conversion rights as follows (the "Class C Conversion Rights"):

              (a) Right to Convert. The Class C Common Stock shall be convertible, at the option of the holder thereof, in whole or in part, at any time after the date beginning five years after the Class C Initial Issuance Date, or immediately prior to the consummation of a Liquidity Event, or immediately prior to a Change of Control of the Corporation at the office of the Corporation or any transfer agent for such stock, into Class B Common Stock as provided herein. The number of shares of Class B Common Stock that such holder shall receive upon conversion of one share of Class C Common Stock shall equal the sum of (i) the number of shares of Class B Common Stock (the "Additional Shares") equal to the product of the Class C Conversion Factor (as defined below) multiplied by 2.77 1/3 plus
(ii) the Class C Redemption Amount as of the time of conversion of one share of Class C Common Stock divided by the Conversion Fair Market Value of one share of the Class B Common Stock. The initial conversion factor (the "Class C Conversion Factor") shall be one. The Class C Conversion Factor shall be subject to adjustment from time to time as provided in this Section 5(a). References herein to conversion of the Class C Common Stock into Class B Common Stock shall include, if no shares of Class B Common Stock are then outstanding, conversion into such other securities and/or property into which the Class B Common Stock has been converted. "Conversion Fair Market Value" of a share of stock means:
(i) in connection with a conversion related to a Qualified IPO, the initial offering per share price to the public of the equity security sold in the Qualified IPO; (ii) in connection with a conversion related to a Liquidity Event, the per share consideration paid to stockholders of the Corporation in the Liquidity Event (provided that if such per share consideration includes non-cash consideration, the per share value of such non-cash consideration shall be calculated (A) for non-cash consideration consisting of shares of publicly traded securities, based upon the closing price per share of such securities on the date of the closing of the Liquidity Event or (B) for other non-cash consideration, in the same manner that the Appraisal Fair Market Value of a share of stock is calculated; and (iii) in connection with a conversion other than pursuant to (i) or (ii) above, the Appraisal Fair Market Value of a share of stock.

                  (i) Except for the Outstanding Rights (as defined below), if the Corporation issues or sells, or in accordance with Section (B)5(a)(ii) or
(iii) is deemed to have issued or sold after the Class C Initial Issuance Date, any shares of Common Stock for a consideration per share less than the Anti-Dilution Fair Market Value (as defined below) of the Class B Common Stock immediately prior to such time, then immediately upon such issue or sale, the Class C Conversion Factor shall be adjusted to equal the product obtained by multiplying the Class C Conversion Factor in effect immediately prior to such adjustment by a fraction, the numerator of which is the product obtained by multiplying (A) the Anti-Dilution Fair Market Value of a share of Class B Common Stock determined on the date of such issue or sale, times (B) the number of Fully Diluted Shares (as defined below) immediately after such issue or sale and the denominator of which is the sum obtained by adding (1) the gross consideration, if any, received by the Corporation upon such issue or sale and
(2) the product obtained by multiplying the Anti-Dilution Fair Market Value of the Common Stock determined on the date of such issue or sale times the number of shares of Fully Diluted Shares immediately prior to such issue or sale. For purposes of this Section (B), "Anti-Dilution Fair Market Value per Share" of securities shall mean (i) if such securities are traded on a securities exchange, the average of the closing prices of the securities on such exchange during the ten (10) trading day period ending three (3) trading days prior to the applicable date; (ii) if such securities are traded over-the-counter, the average of the closing sale prices of the securities during the ten (10) trading day period ending (3) trading days prior to the applicable date; and (iii) if there is no public market for such securities, the fair market value thereof as determined in good faith by the Board of Directors of the Company. For purposes of this Section (B), "Outstanding Rights" shall mean all rights, including warrants to purchase up to 1,040,000 shares of Common Stock that may be issued in connection with the Guaranty Agreements (as defined in the Revolving Credit and Security Agreement) entered into in connection with the Revolving Credit and Security Agreement dated December 26, 2000 by and among the Corporation, Bentley Software, Inc., Atlantech Solutions, Inc. and PNC Bank, National Association (the "Revolving Credit and Security Agreement") and warrants to purchase up to 988,290 shares of Class B Common Stock issued to the lenders pursuant to the Revolving Credit and Security Agreement and options to issue or acquire shares of the Common Stock outstanding on December 21, 2000, (including without limitation the rights of holders of Preferred Stock whether or not the applicable shares of Preferred Stock have been released from escrow under the Escrow Agreement between the Company and Bachow Investment Partners III, L.P. dated September 18, 2000) and options granted in the future at exercise prices of not less than Fair Market Value pursuant to the Corporation's employee stock option plans in effect from time to time and the issuance and sale of the Common Stock upon exercise of such rights and options. "Fully Diluted Shares" means all issued and outstanding shares of the Corporation's Class A and Class B Common Stock and all shares of Class A and Class B Common Stock issuable upon exercise or conversion of options, warrants, rights, convertible securities (including the Preferred Stock and Class C Common Stock) and similar rights to subscribe for or to purchase such shares.

                  (ii) Except for the Outstanding Rights, if the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (for purposes of this Section (B), such rights or portions being herein called "Rights" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") after the Class C Initial Issuance Date and the price per share for which Common Stock is issuable upon the exercise of such Rights or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value of the Common Stock in effect immediately prior to the time of the granting of such Rights, then, for purposes of this Section 5(a), the total maximum number of shares of Common Stock issuable upon the exercise of such Rights or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Rights shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon the exercise for such Rights or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Rights, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Rights, plus in the case of such Rights which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof by
(b) the total maximum number of shares of Common Stock issuable upon exercise of such Rights or upon the conversion or exchange or all such Convertible Securities issuable upon the exercise of such Rights. No adjustment of the Class C Conversion Factor shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Rights or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (iii) If the Corporation in any manner issues or sells any Convertible Securities after the Class C Initial Issuance Date and the price per share for which Common

Stock is issuable upon such conversion or exchange is less than the Fair Market Value of the Class B Common Stock in effect immediately prior to the time of such issue or sale, then, for purposes of this Section 5(a), the maximum number of shares of Common Stock issuable upon conversion or exchange if such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon the conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Class C Conversion Factor shall be made upon the actual issue of such Common Stock or upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Rights for which adjustment of the Class C Conversion Factor had been or are to be made pursuant to this Section 5(a), no further adjustment of the Class C Conversion Factor shall be made by reason of such issue or sale.

                  (iv) It any Common Stock, Rights or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Rights or Convertible Securities are issued or sold for a consideration other than cash, the amount of consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Fair Market Value thereof as the date of receipt.

                  (v) In case any Right is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Rights by the parties thereto, the Rights shall be deemed to have been issued without consideration.

                  (vi) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any subsidiary of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (vii) If the Corporation determines a record date of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Rights or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Rights or in Convertible Securities, then, for purposes of this Section 5(a), such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (viii) If the Corporation at any time subdivides (by a stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Class C Conversion Factor in effect immediately prior to such subdivision shall be proportionately increased. If the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Class C Conversion Factor in effect immediately prior to such combination shall be proportionately decreased.

                  (ix) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another person or entity or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Fundamental Change." Prior to the consummation of any Fundamental Change, the Corporation shall make appropriate provision to insure that all holders of Class C Common Stock shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of the conversion right granted hereunder, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of the conversion right granted hereunder had such Fundamental Change not taken place. In any such case, the Corporation shall make appropriate provision with respect to the rights and interests of all holders of Class C Common Stock to insure that the provisions of this Section 5 shall thereafter be applicable to the Class C Common Stock including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Class C Conversion Factor taking into account the value of the Common Stock reflected by the terms of such consolidation, merger or sale, if the value per share so reflected is less than the Fair Market Value of the Class B Common Stock in effect immediately prior to such consideration, merger or sale. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to holders of Class C Common Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to acquire.

                  (x) If all of the Common Stock deliverable upon the exercise of Rights or Convertible Securities have not been issued when such Rights or Convertible Securities are no longer outstanding, then the Class C Conversion Factor promptly shall be readjusted to the Class C Conversion Factor that would then be in effect had the adjustment upon the issuance of such Rights or Convertible Securities been made on the basis of the actual number of shares of Common Stock or Convertible Securities issued upon exercise of such Rights or the conversion of the Convertible Securities.

                  (xi) If any event occurs of the type contemplated by the provisions of this Section 5(a) but not expressly provided for by such provisions, including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, then the Board of Directors shall make an appropriate adjustment in the Class C

Conversion Factor so as to protect the rights of the holders of Class C Common Stock, provided that no such adjustment shall decrease the Class C Conversion Factor. However, notwithstanding this Section 5(a)(xi), no adjustment to the Class C Conversion Factor shall be made upon the granting of stock appreciation rights, phantom stock rights or other rights with equity features (the "Quasi-Equity Plans") to employees of or consultants to the Corporation that effectively give the recipients the benefit only of the appreciation in the Share Equivalent in excess of the Fair Market Value of the Class B Common Stock at the date of grant. For the purposes of this Section (B), a "Share Equivalent" shall mean a right or other arrangement granted under a Quasi-Equity Plan substantially equivalent to the right to acquire one share of Common Stock or the right to the appreciation in such share over a specified period of time.

              (b) Automatic Conversion. Each share of Class C Common Stock shall automatically be converted into Class B Common Stock or, if applicable, into the securities into which the Class B Common Stock is converted pursuant to Section
(A)4 above or otherwise (at the then applicable Class C Conversion Factor with respect to the Additional Shares) upon the closing of a Qualified IPO. The Corporation shall provide each holder of Class C Common Stock with notice of any event that can result in the conversion of the Class C Common Stock under this
Section 5(b) pursuant to the provisions of Section 10 hereof. "Qualified IPO" means the Corporation's initial public offering pursuant to an effective registration statement filed by the Corporation under the Securities Act covering the offer and sale to the public for the account of the Corporation of any class or series of common stock or other equity security of the Corporation resulting in aggregate gross proceeds to the Corporation of not less than $15 million at a "pre-money" valuation of at least $225 million; provided, however, that a Qualified IPO will be deemed to have occurred as of the end of two consecutive calendar quarters following a public offering that does not meet the requirements set forth above if the average daily market capitalization of the Corporation during such quarters (as measured based upon the price per share of the securities sold by the Corporation in such public offering) is equal to or greater than $225 million.

              (c) Mechanics of Conversion. Before any holder of the Class C Common Stock shall be entitled to convert the same into shares of Class B Common Stock, he shall surrender the certificate or certificates therefor, duty endorsed, at the office of the Corporation or of any transfer agent for the Class C Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class B Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class C Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Class C Common Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date. If the conversion is in connection with a Qualified IPO, the conversion may, at the option of any holder tendering Class C Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Class B Common Stock upon conversion of such Class C Common Stock shall not be deemed to have converted such Class C Common Stock until immediately prior to the closing of such sale of securities.

              (d) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Class C Conversion Rights of the holders of the Class C Common Stock against impairment.

              (e) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Class C Common Stock, and the number of shares of Class B Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Class C Common Stock the holder is at the time converting into Class B Common Stock and the number of shares of Class B Common Stock issuable upon such aggregate conversion.

              (f) Special Notices. In case at any time:

                  (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class of other rights;

                  (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of the Corporation; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Class C Common Stock at the address of such holder as shown on the books of the Corporation: (a) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, or (b) if a record date shall not be established for any of the foregoing, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice, in the case of any such dividend, distribution or subscription rights, shall specify the applicable terms and the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the applicable terms and the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

              (g) Other Notices. Any other notice required by the provisions of this Section 5 to be given to the holders of shares of the Class C Common Stock shall be deemed given if deposited in the U.S. mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

           6. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times use its best efforts to reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Class C Common Stock, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class C Common Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class C Common Stock, in addition to such other remedies as shall be available to the holder of such Class C Common Stock, the Corporation shall take action to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

           7. Board of Directors.

              (a) After the Class C Initial Issuance Date, and prior to (i) the Corporation selling 150,000 shares of Class C Common Stock pursuant to the Securities Purchase Agreement dated December 26, 2000 (the "Securities Purchase Agreement") or (ii) the Class C Redemption Amount of the Class C Common Stock issued on the Class C Initial Issuance Date reaching $10 million, as long as there is Class C Common Stock outstanding, the Corporation shall permit a representative of the holders of the Class C Common Stock (which representative shall be selected by the vote of the holders of a majority of the shares of the Class C Common Stock, which holders shall, for the purposes of such vote, not include the Insiders or holders controlled by the Insiders) (the "Observer") to attend each meeting of the Board of Directors of the Corporation and each meeting of any committee of the Board of Directors of the Corporation as a non-voting observer; provided, however, that the Corporation reserves the right to exclude the Observer from access to any material or meeting or portion thereof if the Corporation believes that such exclusion is reasonably necessary to preserve the attorney-client privilege and, provided, further, that the Observer agrees to keep all materials and other information received by him or her confidential. The Corporation shall give the Observer the same notice of meeting and other materials that are given to the directors, including copies of minutes of each meeting.

              (b) Beginning on the date that (i) the Corporation has sold 150,000 shares of Class C Common Stock pursuant to the Securities Purchase Agreement or (ii) the Class C Redemption Amount of the Class C Common Stock issued on the Class C Initial Issuance Date has reached $10 million, as long as there is Class C Common Stock outstanding, the holders of the Class C Common Stock shall be entitled, but not obligated, to elect one (1) director (which director shall be selected by the vote of the holders of a majority of the shares of the Class C Common Stock, which holders shall, for the purposes of such vote, not include the Insiders or holders controlled by the Insiders) (the "Class C Common Stock Director") to serve on the Corporation's Board of Directors. The Class C Common Stock Director shall be entitled to serve on all Board Committees. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of shares of Class C Common Stock other than the Insiders or holders controlled by the Insiders shall constitute a quorum of the Class C Common Stock for the election of the Class C Common Stock Director; but shall not otherwise affect the quorum requirements for the meeting generally. In no event shall the Class C Common Stock Director be a Bentley. A vacancy in the directorship held by the Class C Common Stock Director shall be filled only by vote or written consent of the holders of a majority of the shares of the Class C Common Stock, which holders shall, for the purposes of such vote, not include the Insiders or holders controlled by the Insiders.

           8. Status of Converted Stock. In the event any shares of Class C Common Stock shall be converted pursuant to Section (B)5 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

           9. Notices. (a) All notices and other communications from the Corporation to holders of the Class C Common Stock shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Corporation in writing by the last holder of the Class C Common Stock who shall have furnished an address to the Corporation in writing.

              (b) In the event:

           (1) the Corporation shall authorize issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Corporation or of any other subscription rights or warrants;

           (2) the Corporation shall authorize any dividend or other distribution payable in evidences of its indebtedness, cash or assets;

           (3) of any Liquidity Event or consolidation or merger or change of control to which the Corporation is a party, or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock;

           (4) of the voluntary or involuntary dissolution, liquidation or winding up to the Corporation;

           (5) of the consummation of a Qualified IPO; and

           (6) the Corporation proposes to take any other action which would require an adjustment of the Class C Conversion Factor;

make any distribution upon any class or series of stock of the Corporation (other than the Preferred Stock, the Class C Common Stock or the Class D Common Stock); provided, however, that the Board of Directors may authorize the Corporation to repurchase equity securities of the Corporation from former employees of the Corporation, other than the Bentleys, from time to time, so long as each such repurchase from a former employee, when combined with other repurchases for former employees does not exceed $250,000 per year.

           (C) Preferred Stock. The Preferred Stock shall have the rights, preferences, privileges and restrictions as set forth below.

           1. Dividend Provisions. From September 18, 1998, the holders of shares of the Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of One Dollar and Ninety-Five and 22/100 Cents ($1.9522) per annum, pro rated for partial years, on each outstanding share of the Preferred Stock (appropriately adjusted for stock splits, reverse stock splits, stock dividends, merger and recapitalizations), payable quarterly when, as and if declared by the Board of Directors. Such dividends shall be cumulative and unpaid dividends shall compound annually at the rate of Twenty and Two Hundred and One Thousandths percent (20.201%) per annum. The amount of cumulative accrued and unpaid dividends at any date, after giving effect to such compounding, is hereinafter referred to as the "Accrued Dividends." Except for the redemptions of Class C Common Stock required or permitted under Section (B)4(d) hereof, the Corporation shall not declare or pay any dividend or set aside a sum sufficient for such payment, or make any distribution, in respect of the shares of the Common Stock while any share of the Preferred Stock is outstanding without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Preferred Stock, voting together as a class (the "Required Holders"). In the event of any such dividend, set aside or distribution, the holders of shares of the Preferred Stock shall participate with holders of shares of Common Stock on a pro rata basis, based on the number of shares of Common Stock held by each (assuming conversion of all such shares of the Preferred Stock into Class B Common Stock or, if no shares of Class B Common Stock are then outstanding, such class of Common Stock into which the Class B Common Stock has been converted, on the terms set forth herein), in the receipt of such dividends when, as and if declared by the Board of Directors (other than a dividend payable in Common Stock or other equity securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock), which dividends shall be in addition to and not in lieu of the Accrued Dividends. As used in this Section 1, the term "distribution" shall not include the repurchase of shares of Common Stock except on a pro rata basis from all holders of Common Stock.

           2. Liquidation Preference.

              (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to (i) convert their respective shares of Preferred Stock into Class B Common Stock in accordance with Section 4 below, or (ii) have the Preferred Stock redeemed in accordance with Section 3 hereof, whether or not within four and one-half (4-1/2) years of the Initial Issuance Date (as deemed below). Such payment shall be prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof.

              (b) Upon the completion of the distributions required by Section
(C)2(a) above, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

              (c) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include (without limitation), (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation or any merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that does not affect the ownership of the Corporation) or (ii) a sale of a majority of the assets of the Corporation.

              (d) The Corporation shall give each holder of record of the Preferred Stock written notice of a transaction referred to in Section (C)2(c) not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Required Holders.

              (e) In the event the requirements of Section (C)2(d) are not complied with, the Corporation shall forthwith either:

                  (i) cause the closing of such transaction to be postponed until such time as the requirements of this Section 2 have been complied with; or

                  (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section (C)2(d).

           3. Redemption.

              (a) At the Option of Holders of the Preferred Stock. The Preferred Stock is redeemable by any one or more holders of Preferred Stock in whole or in part from time to time (the "Stockholder Redemption Right") at any time on or after four and one-half (4-1/2) years after the date that the Preferred Stock is first issued (the "Initial Issuance Date") on written notice (the "Stockholder Redemption Notice") at the option of any such holder of the Preferred Stock for Nine Dollars Sixty Six and 21/100 Cents ($9.6621) per share (the "Face Amount") plus Accrued Dividends to the date that the redemption payment is made (collectively, the "Redemption Amount"). Notwithstanding the foregoing, the Stockholder Redemption Right and the Corporation Redemption Right (as defined below) shall terminate upon the earlier of the closing of (i) a Sale of the Corporation (as defined below); or (ii) an IPO.

              (b) At the Option of the Corporation. The Corporation (on thirty
(30) days (the "Notice Period") prior written notice (such notice from the Corporation referred to herein as the "Corporation Redemption Notice")) shall have the right to redeem all, but not less than all of the Preferred Stock (the "Corporation Redemption Right") for the Redemption Amount on or after six and one-half (6 1/2) years after the Initial Issuance Date.

              (c) Payment of the Redemption Amount. If any holder of the Preferred Stock exercises the Stockholder Redemption Right, the Corporation shall pay the Redemption Amount in cash within one hundred twenty (120) days of receiving the Stockholder Redemption Notice. If the Corporation exercises the Corporation Redemption Right, the Corporation shall pay the Redemption Amount in cash within thirty (30) days following the earlier of (i) expiration of the Notice Period, or (ii) notification from the holders of the Preferred Stock that they will not convert their Preferred Stock (each such time period referred to hereafter as a "Prescribed Period"). If the Corporation fails to pay the Redemption Amount within the applicable Prescribed Period, the Corporation shall instead pay the exercising holder an amount equal to $36,203,574 multiplied by a fraction, the numerator of which equals the number of shares of the Preferred Stock held by the exercising holder immediately prior to redemption and the denominator of which equals 1,552,450 (the "Delinquent Redemption Amount"). The Preferred Stock shall continue to accrue dividends as provided in Section (C)1 herein. The Delinquent Redemption Amount shall accrue interest at the annual rate of 4% (or, if less, the maximum rate permitted by applicable law) from the date of the Stockholder Exercise Notice or the Corporation Exercise Notice (whichever is applicable) to the earlier of the date of payment or the Prescribed Period Deadline, as defined below. If the Corporation is required but fails to pay the Delinquent Redemption Amount plus accrued interest within ninety (90) days following the expiration of the applicable Prescribed Period (the "Prescribed Period Deadline"), the Corporation shall instead pay the exercising holder an amount equal to any interest accrued pursuant to this
Section 3(c) plus an amount equal to $37,108,663, multiplied by a fraction. the numerator of which equals the number of shares of the Preferred Stock held by the exercising holder immediately prior to redemption and the denominator of which equals 1,552,450 (the "Second Delinquent Redemption Amount"). The Preferred Stock shall continue to accrue dividends as provided in Section (C)1 herein. The Second Delinquent Redemption Amount shall accrue interest at the annual rate of 4% (or, if less, the maximum rate permitted by applicable law) from the Prescribed Period Deadline to the date of payment. If the funds of the Corporation legally available for redemption of shares of Preferred Stock are insufficient to redeem the total number of shares of Preferred Stock to be redeemed, then (x) the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed were actually redeemed; and (y) the Corporation shall only be required to pay the Redemption Amount out of funds legally available therefor and not the Delinquent Redemption Amount nor the Second Delinquent Redemption Amount; however, once the funds of the Corporation legally available for redemption of shares of the Preferred Stock are sufficient to redeem any unredeemed shares of Preferred Stock to be redeemed pursuant to this Section 3(c) then if the Corporation fails to pay the Redemption Amount within thirty
(30) days from such time, the Corporation shall pay the exercising holder the Delinquent Redemption Amount (less the product of the portion of the Redemption Amount already paid multiplied by 105%) which amount shall accrue interest at the annual rate of 4% (or, if less, the maximum rate permitted under applicable law) to the earlier of the date of payment or ninety (90) days following the time that the funds of the Corporation became legally available for redemption of the shares of the Preferred Stock and, if the Corporation fails to pay the Delinquent Redemption Amount within such ninety (90) day period the Corporation shall pay the exercising holder the Second Delinquent Redemption Amount (less the product of the Delinquent Redemption Amount already paid multiplied by 102.5%), which amount shall accrue interest at the annual rate of 4% (or, if less, the maximum rate permitted under applicable law) until the date of payment. The shares of Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds shall be used, at the end of the next succeeding calendar quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. Any shares of Preferred Stock redeemed pursuant to this Section 3 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock.

              (d) Sale of the Corporation.

                  (i) In the event there is a Sale of the Corporation during the one (1) year period following exercise of the Stockholder Redemption Right or the Corporation Redemption Right, the Corporation shall pay the redeeming holders of the Preferred Stock (the "Redeeming Stockholders"), in addition to the Redemption Amount, an amount equal to the amount, if any, by which the Redemption Amount is less than the amount that the Redeeming Stockholders would have received (with any non-cash consideration valued at its Fair Market Value (as defined below)) had they remained stockholders of the Corporation (assuming the Redeeming Stockholders would have converted their shares of the Preferred Stock to Class B Common Stock prior to the sale) (the "Lookback Amount"). A "Sale of the Corporation" shall mean the entering into of any legally binding oral or written agreement (provided that closing occurs pursuant to such agreement regardless of whether such closing occurs prior or subsequent to one
(1) year after the exercise of the Stockholder Redemption Right or the Corporation Redemption Right and, provided further, that in the case of a legally binding oral agreement, within 16 months after such exercise, such oral agreement is reduced to a written agreement or the closing occurs) or the closing of a transaction, pursuant to which (1) the Corporation's stockholders receive directly or indirectly cash and/or other consideration (including without limitation securities) and (ii) (A) a majority of the Corporation's consolidated assets are to be sold; or (B) a majority of the Corporation's fully diluted common equity is to become beneficially owned (as a result of a stock sale, merger or otherwise) by an individual or entity or group (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) that does not own a majority of the fully diluted common equity as of the Initial Issuance Date. Notwithstanding the foregoing, the Corporation shall only be obligated to pay the Lookback Amount to Redeeming Stockholders provided the Sale of the Corporation is to a purchaser with whom the Corporation had discussions (or with whose representatives the Corporation had discussions) regarding a potential Sale of the Corporation during the period commencing six (6) months prior to the exercise of the Redemption Right and ending on the date of exercise of the Redemption Right.

                  (ii) Upon the closing of a sale of the Corporation in a transaction in which the holders of Common Stock receive (i) publicly traded securities of the acquiring entity in the transaction, or (ii) cash, or any combination of (i) and (ii), each share of Preferred Stock shall, at the option of the holders of Preferred Stock either: (x) be converted into Class B Common Stock or, if applicable into the securities into which the Class B Common Stock is converted pursuant to Section (A)4 herein or otherwise (at the then applicable Conversion Ratio); or (y) be redeemed in accordance with the terms and conditions set forth in Section 3 hereof, whether or not within four (4) years of the Initial Issuance Date.

           4. Conversions. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

              (a) Right to Convert. The Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Preferred Stock, at the office of the Corporation or any transfer agent for such stock, into Class B Common Stock as provided herein. The initial conversion ratio (the "Conversion Ratio") (i.e., the number of shares of Class B Common Stock issuable upon conversion of each share of Preferred Stock) shall be one to one. The Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 4(a); provided, however, that the Conversion Ratio shall not be adjusted in connection with the issuance of Class C Common Stock prior to April 1, 2001 or any conversion of such Class C Common Stock. References herein to conversion of the Preferred Stock into Class B Common Stock shall include, if no shares of Class B Common Stock are then outstanding, conversion into such other securities and/or property into which the Class B Common Stock has been converted.

                  (i) Except for the Outstanding Rights (as defined below), if the Corporation issues or sells, or in accordance with Section (C)4(a)(ii) or
(iii) is deemed to have issued or sold after September 18, 1998, any shares of Common Stock for a consideration per share less than the Fair Market Value (as defined below) of the Common Stock immediately prior to such time; then immediately upon such issue or sale, the Conversion Ratio shall be adjusted to equal the product obtained by multiplying the Conversion Ratio in effect immediately prior to such adjustment by a fraction, the numerator of which is the product obtained by multiplying (A) the Fair Market Value of the Common Stock determined on the date of such issue or sale, times (B) the number of Fully Diluted Shares as defined below) immediately after such issue or sale and the denominator of which is the sum obtained by adding (1) the gross consideration, if any, received by the Corporation upon such issue or sale and
(2) the product obtained by multiplying the Fair Market Value of the Common Stock determined on the date of such issue or sale times the number of shares of Fully Diluted Shares immediately prior to such issue or sale. For purposes of this Section (C), "Fair Market Value" shall mean: (i) if traded on a securities exchange or The Nasdaq National Market, the average of the closing prices of the securities on such exchange during the twenty (20) trading day period ending three (3) days prior to the date of issue or sale; (ii) if traded over-the-counter, the average of the last bid or sales prices (whichever is applicable) during the twenty (20) trading day period ending three (3) trading days prior to the date of issue or sale; and (iii) if there is no public market, the fair market value thereof. Each holder of Preferred Stock shall have the right but not the obligation to utilize as the Fair Market Value for this Section (C), the amount determined as Appraisal Fair Market Value for purposes of Section (B) as of the relevant time. For purposes of this Section (C), "Outstanding Rights" shall mean all rights and options to issue or acquire the Common Stock outstanding on September 18, 1998, and options granted in the future at exercise prices of not less than Fair Market Value pursuant to the Corporation's employee stock option plans in effect from time to time and the issuance and sale of the Common Stock upon exercise of such rights and options. Notwithstanding any other provision of this Section (B)4, no adjustment of the Conversion Ratio shall be made upon the issuance of Class C Common Stock or the warrants issued in connection therewith (the "Class C Warrants") or upon any anti-dilution adjustment to the Class C Common Stock or the Class C Warrants (collectively, the "Class C Securities") or upon the issue of Common Stock upon conversion or exercise of the Class C Securities and no adjustment of the Conversion Ratio shall be made upon the issuance of Class D Common Stock or upon any anti-dilution adjustment to the Class D Common Stock or upon the issue of Common Stock upon conversion or exercise of the Class D Common Stock.

                  (ii) Except for the Outstanding Rights, if the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (for purposes of this Section (C) such rights or portions being herein called "Rights" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") after September 18, 1998 and the price per share for which Common Stock is issuable upon the exercise of such Rights or upon conversion or exchange of such Convertible Stock is less than the Fair Market Value of the Common Stock in effect immediately prior to the time of the granting of such Rights, then, for purposes of this Section 4(a), the total maximum number of shares of Common Stock issuable upon the exercise of such Rights or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Rights shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon the exercise for such Rights or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Rights, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Rights, plus in the case of such Rights which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof by (b) the total maximum number of shares of Common Stock issuable upon exercise of such

Rights or upon the conversion or exchange or all such Convertible Securities issuable upon the exercise of such Rights. No adjustment of the Conversion Ratio shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Rights or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (iii) If the Corporation in any manner issues or sells any Convertible Securities after September 18, 1998 and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Fair Market Value of the Common Stock in effect immediately prior to the time of such issue or sale, then, for purposes of this Section 4(a), the maximum number of shares of Common Stock issuable upon conversion or exchange if such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon the conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Conversion Ratio shall be made upon the actual issue of such Common Stock or upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Rights for which adjustment of the Conversion Ratio had been or are to be made pursuant to this Section 4(a), no further adjustment of the Conversion Ratio shall be made by reason of such issue or sale.

                  (iv) If any Common Stock, Rights or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Rights or Convertible Securities are issued or sold for a consideration other than cash, the amount of consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Fair Market Value thereof as the date of receipt.

                  (v) In case any Right is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Rights by the parties thereto, the Rights shall be deemed to have been issued without consideration.

                  (vi) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any subsidiary of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (vii) If the Corporation determines a record date of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Rights or in Convertible Securities or (B) to subscribe for or purchase

Common Stock, Rights or in Convertible Securities, then, for purposes of this
Section 4(a), such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (viii) If the Corporation at any time subdivides (by a stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision shall be proportionately increased. If the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately decreased.

                  (ix) Prior to the consummation of any Fundamental Change, the Corporation shall make appropriate provision to insure that all holders of Preferred Stock shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of the conversion right granted hereunder, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of the conversion right granted hereunder had such Fundamental Change not taken place. In any such case, the Corporation shall make appropriate provision with respect to the rights and interests of all holders of Preferred Stock to insure that the provisions of this Section 4 shall thereafter be applicable to the Preferred Stock including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Ratio taking into account the value of the Common Stock reflected by the terms of such consolidation, merger or sale, if the value per share so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such consideration, merger or sale. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to holders of Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to acquire.

                  (x) If all of the Common Stock deliverable upon the exercise of Rights or Convertible Securities have not been issued when such Rights or Convertible Securities are no longer outstanding, then the Conversion Ratio promptly shall be readjusted to the Conversion Ratio that would then be in effect had the adjustment upon the issuance of such Rights or Convertible Securities been made on the basis of the actual number of shares of Common Stock or Convertible Securities issued upon exercise of such Rights or the conversion of the Convertible Securities.

                  (xi) If any event occurs of the type contemplated by the provisions of this Section 4(a) but not expressly provided for by such provisions, including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, then the Board of Directors shall make an appropriate adjustment in the Conversion

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
Ratio so as to protect the rights of the holders of Preferred Stock, provided that no such adjustment shall decrease the Conversion Ratio. However, notwithstanding this Section 4(a)(xi), no adjustment to the Conversion Ratio shall be made upon the granting of rights with equity features under Quasi-Equity Plans to employees of or consultants to the Corporation that effectively give the recipients the benefit only of the appreciation in the Share Equivalent in excess of the Fair Market Value of the Common Stock at the date of grant. For the purposes of this Section (C), a "Share Equivalent" shall mean a right or other arrangement granted under a Quasi-Equity Plan substantially equivalent to the right to acquire one share of Common Stock or the right to the appreciation in such share over a specified period of time.

              (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into Class B Common Stock or, if applicable, into the securities into which the Class B Common Stock is converted pursuant to Section
(A)4 above or otherwise (at the then applicable Conversion Ratio) upon the closing of an IPO.

              (c) Mechanics of Conversion. Before any holder of the Preferred Stock shall be entitled to convert the same into shares of Class B Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class B Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date. If the conversion is in connection with an IPO, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Class B Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

              (d) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

              (e) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Class B Common Stock to be issued shall be rounded to the nearest whole share. Whether or not

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
fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Class B Common Stock and the number of shares of Class B Common Stock issuable upon such aggregate conversion.

              (f) Special Notices. In case at any time:


                  (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of the Corporation; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation: (a) at least twenty
(20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, or (b) if a record date shall not be established for any of the foregoing, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice, in the case of any such dividend, distribution or subscription rights, shall specify the applicable terms and the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the applicable terms and the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

              (g) Other Notices. Any other notice required by the provisions of this Section 4 to be given to the holders of shares of the Preferred Stock shall be deemed given if deposited in the U.S. mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

              (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

           5. Voting Rights. Except as otherwise provided herein or as required by applicable law, holders of the Preferred Stock shall not have any voting rights.

           6. Board of Directors. So long as any shares of the Preferred Stock are outstanding, the holders of the Preferred Stock shall be entitled, but not obligated, to elect one (1) director (the "Preferred Stock Director") to serve on the Corporation's Board of Directors. The Preferred Stock Director shall be entitled to serve on all Board Committees. If at any time the Corporation's Board shall increase to eight (8) or more members, including the Preferred Stock Director, the holders of the Preferred Stock shall be entitled, but not obligated, to elect an additional director (the "Supplemental Preferred Stock Director"). The Supplemental Preferred Stock Director shall have the same rights and privileges as the Preferred Stock Director other than the entitlement to serve on Board Committees. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Preferred Stock then outstanding shall constitute a quorum of the Preferred Stock for the election of the Preferred Stock Director (and the Supplemental Preferred Stock Director when applicable); but shall not otherwise affect the quorum requirements for the meeting generally. A vacancy in the directorship held by the Preferred Stock Director (and the Supplemental Preferred Stock Director where applicable) shall be filled only by vote or written consent of the holders of the Preferred Stock.

           7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section (C)4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.


           FIFTH: The name and mailing address of the incorporator is as follows:

                   Name                Mailing Address
                   ----                ---------------

              David G. Nation          1100 Philadelphia National Bank Building
                                       Broad & Chestnut Streets
                                       Philadelphia, PA  19107

           SIXTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

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
           SEVENTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

           EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

           NINTH: The term of existence of the Corporation shall be perpetual.

           TENTH: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

           ELEVENTH: The election of directors shall be conducted in the manner prescribed in the By-Laws of the Corporation and need not be by ballot.

           IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 5th day of March, 1987.



                                                 /s/ David G. Nation
                                            -------------------------------
                                            David G. Nation, Incorporator



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